EXHIBIT 4.2

                                 CLASS B WARRANT

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK DELIVERABLE UPON EXERCISE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (A) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR
(B) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

Date:  June 16, 2005

                    CLASS B WARRANT TO PURCHASE COMMON STOCK

                                       OF

                             THE BERMAN CENTER, INC.

                             (Subject to Adjustment)

NO. B-___

      THIS CERTIFIES THAT, for value received, _____________ ("Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after the date hereof (the "Effective Date"), to purchase up to _______________ shares of common stock, par value $0.001 per share (the "Common Stock"), from The Berman Center, Inc., a Delaware corporation (the "Company"), at an exercise price per share equal to One Dollar and Fifty Seven and One-Half Cents ($1.575) (the "Purchase Price"). This Warrant shall expire at 5:00 p.m. Pacific time on that date which is thirty-six (36) months from the date of this Warrant (the "Expiration Date"). Both the number of shares of Common Stock purchasable upon exercise of this Warrant (the "Warrant Shares") and the Purchase Price are subject to adjustment and change as provided herein. This Warrant is issued in connection with that certain Subscription Application and Agreement executed by and between the Company and Holder. The Company intends to effect up to a six million dollar Private Placement of its Common Stock and Warrants to purchase its Common Stock.

1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

      "1933 Act" shall mean the Securities Act of 1933, as amended.

      "Common Stock" shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

      "Fair Market Value" or "FMV" of a share of Common Stock as of a particular date shall mean:

      (a) If traded on a securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the five (5) business days ending immediately prior to the applicable date of valuation;

      (b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and

      (c) If there is no active public market, the Fair Market Value shall be the value as determined in good faith by the Company's Board of Directors upon a review of relevant factors, including due consideration of the Registered Holders' determination of the value of the Company.

      "SEC" shall mean the Securities and Exchange Commission.

2.    EXERCISE OF WARRANT

      2.1 Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as EXHIBIT 1 (the "Notice of Exercise"), duly executed by the Holder, at the address of the Company as set forth herein, and as soon as practicable after such date,

      (a) surrendering this Warrant at the address of the Company, and either

      (b) providing payment, by check or by wire transfer, of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the "Exercise Amount"), or

      (c) electing, by written notice to the Company on the Notice of Exercise duly executed by the Holder, to receive a number of Warrant Shares, determined in accordance with the formula set forth below, at a price of $0.001 per Warrant Share (the "Election"), in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula, upon payment of an amount equal to the product obtained by multiplying the Warrant Shares to be issued by $0.001 (the "Election Exercise Amount"):

                                    X =     Y (A - B)
                                            ---------
                                                A

Where   X = The number of Warrant Shares to be issued to the Holder upon an Election.

        Y = The number of Warrant Shares in respect of which this Warrant is being exercised as adjusted to the date of the Election.

        A = The FMV of one Warrant Share on the date that the relevant Notice of Exercise is received by the Company.

        B = The Purchase Price (as adjusted to the date of the Election) in accordance with Section 4 hereof.

      2.2 Common Stock Certificates; Fractional Shares. As soon as practicable on or after the date of an exercise of this Warrant, the Company shall deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon an exercise of this Warrant.

      2.3 Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Holder and the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The Company acknowledges that the person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

3. TAXES. The Company shall pay all taxes and other governmental charges that may be imposed in respect of the delivery of shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the delivery of any certificate for shares of Common Stock in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF COMMON STOCK. The number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities or property receivable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

      4.1 Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares of Common Stock. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities at the time deliverable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company's Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities at the time deliverable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company's Common Stock.

      4.2 Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Registered Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

      4.3 Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.

      4.4 Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

      4.5 Conversion of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company's Certificate of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Registered Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Common Stock that would have been deliverable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of shares of Common Stock of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

      4.6 Redemption at Company's Election. The Company may, at its option, by at least thirty-days' ("Notice Period") written notice to the Holder (the "Redemption Notice"), redeem this Warrant, in whole or part, provided that (i) the closing price of the shares of Common Stock for twenty (20) of the preceding
(30) thirty consecutive trading days immediately preceding the Redemption Notice ("Pricing Period") is equal to or greater than $2.10 (as may be adjusted for any stock splits, etc.), (ii) all of the Warrant Shares underlying this Warrant to be redeemed are then registered under an effective registration statement, (iii) sufficient Common Stock of the Company are authorized and reserved for issuance upon the full exercise of this Warrant and (iv) all of the Warrant Shares issuable upon exercise of this Warrant are then listed on either the OTC Bulletin Board, Nasdaq Small Cap Market, Nasdaq National Market System, American Stock Exchange or New York Stock Exchange, as the case may be. The Redemption Notice shall set forth a date, not less than thirty (30) days after the date of the Redemption Notice, on which the redemption of this Warrant shall occur (the "Redemption Date"). On the Redemption Date, (i) the Company shall pay the Holder by certified check an amount equal to the product of (x) $0.05 (as adjusted in proportion to any adjustment Common Stock pursuant to the provisions of this Warrant) multiplied by (y) the number of Warrant Shares so redeemed; and (ii) the Holder shall deliver the original copy of this Warrant marked "REDEEMED" to the Company. If the Company shall redeem this Warrant in part, the Company shall, at the Redemption Date, provided that the Holder shall have delivered the original copy of this Warrant marked "REDEEMED" to the Company, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unredeemed Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. Nothing in this Section 4.6 shall prevent the exercise of the Warrants at any time prior to the Redemption.

5. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to him, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will cause to be executed and delivered in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

6. REPRESENTATION. The Company hereby covenants that all shares issuable upon exercise of this Warrant, when delivered upon such exercise, shall be free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Further, the Company hereby covenants to reserve such number of authorized but unissued shares of Common Stock for issuance upon exercise of this Warrant.

7. TRANSFER. This Warrant may not be transferred by the Holder without the prior written consent of the Company, which consent may not be unreasonably withheld. In the event of a transfer to which the Company has previously consented in writing, this Warrant and all rights hereunder may be transferred by the Holder upon delivery of the form of Assignment attached hereto as EXHIBIT 2 (the "Assignment"), duly executed by the Holder, surrender of this Warrant properly endorsed at the address of the Company and payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Holder and Company will cause to be issued and delivered to the Holder a new Warrant or Warrants with respect to the portion of this Warrant not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes.

8. REGISTRATION. The Company shall register the Common Stock issued or issuable upon exercise hereof under the 1933 Act concurrently with the securities issued further to the Private Placement.

9. RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the 1933 Act, covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof or the Common Stock issuable upon conversion thereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

10. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that he/she/it is an "accredited investor" as that term is defined under Rule 501 of Regulation D, that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Holder) and will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

11. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a holder of the Company for any purpose.

12. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, or by email or otherwise delivered by hand or by messenger, addressed or telecopied to the person to whom such notice or communication is being given at its address set forth after its signature hereto. In order to be effective, a copy of any notice or communication sent by telecopier or email must be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered personally to the person to whom such notice or communication is being at its address set forth after its signature hereto. If notice is provided by mail, notice shall be deemed to be given five (5) business days after proper deposit with the United States mail or nationally recognized overnight courier, or immediately upon personally delivery thereof, to person to whom such notice or communication is being at such address. If notice is provided by telecopier, notice shall be deemed to be given upon confirmation by the telecopier machine of the receipt of such notice at the telecopier number provided above. If notice is provided by email, notice shall be deemed to be given upon confirmation by the sender's email program of the receipt of such notice at the email address provided after the signature of the person to whom such notice or communication is being. The addresses set forth after the signatures hereto may be changed by written notice complying with the terms of this Section 12.

13. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

14. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

15.   NOTICES OF RECORD DATE. In case:

      15.1 the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

      15.2 of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

      15.3 of any voluntary dissolution, liquidation or winding-up of the Company; or

      15.4  of any redemption of any outstanding capital stock of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

16. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

18. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. on the next business day.

                           [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have executed this Class B Warrant as of this 16th day of June, 2005.



THE BERMAN CENTER, INC.



By:                                            By:
  -----------------------                        -----------------------------
  Name:  Samuel Chapman                          Name:________________________
  Title:  Managing Member

  Address for Notices:                           Address for Notices:

  211 East Ontario
  Suite 800
  Chicago, IL 60611




                            SIGNATURE PAGE TO WARRANT

                                    EXHIBIT 1

                               NOTICE OF EXERCISE

                    (To be executed upon exercise of Warrant)

___________________                                            WARRANT NO. B-___

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, securities of The Berman Center, Inc., as provided for therein, and (check the applicable box):

|_| Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities.

|_| Tenders herewith payment of $____________ representing $0.001 per Warrant Share to be issued pursuant to the Election provided for in Section 2.1(c) of the Warrant, and accordingly requests delivery of a net of ______________ of such securities, according to the following calculation:

          X = Y (A-B)               (       ) =  (____) [(_____) - (_____)]
              -------                           ---------------------------
                 A                                         (_____)

Where   X = The number of Warrant Shares to be issued to the Holder upon an Election.

        Y = The number of Warrant Shares in respect of which this Warrant is being exercised as adjusted to the date of the Election.

        A = The FMV of one Warrant Share on the date that the relevant Notice of Exercise is received by the Company.

        B = The Purchase Price (as adjusted to the date of the Election) in accordance with Section 4 hereof.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:
                  -----------------------------------------------------

Address:
                  -----------------------------------------------------

Signature:
                  -----------------------------------------------------

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

                                    EXHIBIT 2

                                   ASSIGNMENT

(TO BE EXECUTED ONLY UPON ASSIGNMENT OF WARRANT CERTIFICATE)   WARRANT NO. B-___

For value received, hereby sells, assigns and transfers unto ________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

--------------------------------------------------------------------------------
NAME(S) OF ASSIGNEE(S)           ADDRESS               # OF WARRANTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:______________________________, 200__

Signature:__________________________________


Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

               SCHEDULE TO FORM OF CLASS B STOCK PURCHASE WARRANT



--------------------------------------------------------------------------------
                                    NUMBER OF SHARES OF COMMON STOCK ISSUABLE
WARRANT HOLDER                      UPON EXERCISE OF WARRANT
--------------------------------------------------------------------------------
Corporate Advisors Europe           1,428,572
--------------------------------------------------------------------------------
Petr Ondrousek                      1,428,571
--------------------------------------------------------------------------------
Christopher P. Baker                95,238
--------------------------------------------------------------------------------